EXHIBIT 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

YUME, INC.

YuMe, Inc., a corporation organized and existing under the laws of Delaware (the “Corporation”), certifies that:

A.                                    The name of the Corporation is YuMe, Inc.  The Corporation was originally incorporated under the name YuMe Networks, Inc., and the date of filing of the original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 16, 2004.

B.                                    This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

C.                                    The text of the Amended and Restated Certificate of Incorporation is amended and restated in its entirety to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, YuMe, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Michael Mathieu, a duly authorized officer of the Corporation, on September 14, 2010.

/s/ Michael Mathieu
Michael Mathieu
Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the Corporation is YuMe, Inc.

ARTICLE II

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is Incorporating Services, Ltd., 3500 South DuPont Highway, Dover, County of Kent, Delaware 19901.  The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE IV

This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock.  The total number of shares of stock that the Corporation shall have authority to issue is 275,325,551, consisting of 159,857,096 shares of common stock, $0.001 par value per share (the “Common Stock”), and 115,468,455 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”) of which 27,967,009 shares shall be designated “Series A-1 Preferred Stock”, 22,473,726 shares shall be designated “Series A-2 Preferred Stock”, 16,134,433 shares shall be designated “Series B Preferred Stock”, 16,404,591 shares shall be designated “Series C Preferred Stock”, 24,876,609 shall be designated “Series D Preferred Stock”, and 7,612,087 shall be designated “Series D-l Preferred Stock”.  The Series A-1 Preferred Stock and the Series A-2 Preferred Stock are referred together as the “Series A Preferred Stock”.

ARTICLE V

The terms and provisions of the Common Stock and Preferred Stock are as follows:

1.                                      Definitions.  For purposes of this ARTICLE V, the following definitions shall apply:

(a)                                 “Conversion Price” shall mean $0.1050 per share for the Series A-1 Preferred Stock, $0.2013 per share for the Series A-2 Preferred Stock, $0.51081 per share for the Series B Preferred Stock, $0.28592 per share for the Series C Preferred Stock, $1.00496 per share for the Series D Preferred Stock, and $1.3137 per share for the Series D-1 Preferred Stock.  All per share figures set forth in this Section 1(a) shall be subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein.

(b)                                 “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(c)                                  “Corporation” shall mean YuMe, Inc.

(d)                                 “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, and (iv) any other repurchase or redemption of capital stock of the Corporation approved by the holders of the Common and Preferred Stock of the Corporation.

(e)                                  “Liquidation Event” shall mean a liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.  A liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (a) the acquisition of the Corporation by another entity by means of any transaction or Series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding (i) any sale of stock for capital raising purposes and (ii) any merger effected exclusively to effect a change of domicile of the Corporation) other than a transaction or Series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Corporation held by such holders prior to such transaction, at least a majority of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or Series of transactions in the same relative proportions; (b) a sale, lease or other conveyance of all or substantially all of the assets of the Corporation; (c) an exclusive, irrevocable license of all or substantially all of the Corporation’s intellectual property, or (d) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.  The holders of 65% of the outstanding Preferred Stock may waive the treatment of any transaction or Series of related transactions as a Liquidation Event.

(f)                                   “Liquidation Preference” shall mean $0.1050 per share for the Series A-1 Preferred Stock, $0.2013 per share for the Series A-2 Preferred Stock, $0.5476 per share for the Series B Preferred Stock, $0.28592 per share for the Series C Preferred Stock, $1.00496 per share for the Series D Preferred Stock and $1.3137 per share for the Series D-l Preferred Stock.  All per share figures set forth in this Section 1(f) shall be subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein.

(g)                                  “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(h)                                 “Original Issue Price” shall mean $0.1050 per share for the Series A-1 Preferred Stock, $0.2013 per share for the Series A-2 Preferred Stock, $0.5476 per share for the

Series B Preferred Stock, $0.28592 per share for the Series C Preferred Stock, $1.00496 per share for the Series D Preferred Stock, and $1.3137 per share for the Series D-l Preferred Stock.  All per share figures set forth in this Section 1(h) shall be subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein.

(i)                                     “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

2.                                      Dividends.

(a)                                 Preferred Stock.  In any calendar year, the holders of outstanding shares of Preferred Stock shall be entitled to receive dividends on a pari passu basis, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefore, payable in preference and priority to any declaration or payment of any Distribution on the Common Stock of the Corporation in such calendar year at the annual rate of eight percent (8%) of the applicable Original Issue Price.  No Distributions shall be made with respect to the Common Stock until all declared dividends on the Preferred Stock have been paid or set aside for payment to the holders of Preferred Stock.  The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock because dividends on said shares are not declared or paid in any calendar year.

(b)                                 Additional Dividends.  After the payment or setting aside for payment of the dividends described in Sections 2(a) any additional dividends (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) declared or paid in any fiscal year shall be declared or paid among the holders of the Preferred Stock and Common Stock then outstanding in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted at the then-effective Conversion Rate (as defined in Section 5 hereof).

(c)                                  Cancellation of Dividends upon Conversion.  Upon conversion of shares of Preferred Stock into Common Stock all accrued but unpaid dividends on the shares being converted shall be cancelled effective as of the time of the conversion.

(d)                                 Non-Cash Distributions.  Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

3.                                      Liquidation Rights.

(a)                                 Liquidation Preference.  If a Liquidation Event occurs, the holders of the Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of any Common Stock by reason of their ownership of such stock, an amount per share for each share of Preferred Stock held by them equal to (A) the applicable Liquidation Preference plus (B) any declared but unpaid dividends on such shares.  If upon a Liquidation Event the assets of the Corporation legally available for distribution to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

(b)                                 Remaining Assets.  After the payment to the holders of Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation, if any, shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each such holder.

(c)                                  Valuation of Non-Cash Consideration.  Whenever any distribution provided for in this Section 3 shall be payable in securities or property other than cash, then the value of such distribution shall be the fair market value of such distribution as determined in good faith by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors then in office (as defined below), except that any securities to be distributed to Stockholders will be valued as follows, provided, however, that if the distribution being valued pursuant to this Section 3(c) is made in connection with a Liquidation Event, and the definitive transaction documents for such Liquidation Event provide for a different method of valuation, the method of valuation set forth in such documents, not the provisions of this Section 3(c), shall control:

(i)                                     Securities not subject to investment letter or other similar restrictions on free marketability:

(1)                                 If the securities are then traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the Distribution; and

(2)                                 if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the Distribution.

(ii)                                  The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) or that are otherwise illiquid shall be to make an appropriate discount from the market value determined as above in Sections 3(c)(i)(1) and 3(c)(i)(2) to reflect the approximate fair market value thereof, as determined in good faith by the Big Four Accounting Firm (as defined below) selected by the Board of Directors, including the affirmative vote of a majority of the Preferred Directors then in office.  For purposes hereof, “Big Four Accounting Firm” shall mean Deloitte & Touche, Ernst & Young LLP, KPMG LLP or PricewaterhouseCoopers LLP and their respective successors.

In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

For the purposes of this subsection 3(c), “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or Nasdaq, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system.  If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

(d)                                 Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a Series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such Series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such Series of Preferred Stock into shares of Common Stock.  If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

4.                                      Redemption.  The Preferred Stock shall not be redeemable.

5.                                      Conversion.  The holders of the Preferred Stock shall have conversion rights as follows:

(a)                                 Right to Convert.  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant Series by the Conversion Price for such series.  (The number of shares of Common Stock into which each share of Preferred Stock of a Series may be converted is hereinafter referred to as the “Conversion Rate” for each such series).  Upon any decrease or increase in the Conversion Price for any Series of Preferred Stock, as described in this Section 5, the Conversion Rate for such Series shall be appropriately increased or decreased.

(b)                                 Automatic Conversion.  Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (i) immediately before the closing of the Corporation’s initial firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided that the aggregate gross proceeds to the Corporation (before underwriting commissions and fees) are not less than $35,000,000 (a “Qualified Public Offering”), or (ii) upon the receipt by the Corporation of a written request for such conversion from the holders of 65% of the shares of Preferred Stock then outstanding, or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i) and (ii) are referred to herein as an “Automatic Conversion Event”).

(c)                                  Mechanics of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors.  For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash.  Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefore, he shall either (A) surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock or (B) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.  On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act or a merger, sale, financing, or liquidation of the Corporation or other event, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such transaction or the occurrence of such event.

(d)                                 Adjustments to Conversion Price for Diluting Issues.

(i)                                     Special Definition.  For purposes of this paragraph 5(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to paragraph 5(d)(iii), deemed to be issued) by the Corporation after the filing of this Amended and Restated Certificate of Incorporation, other than issuances or deemed issuances of:

(1)                                 shares of stock of the Corporation and options, warrants or other rights to purchase stock of the Corporation issued to employees, officers or directors of, or consultant or advisors to the Corporation or any subsidiary pursuant to restricted stock purchase agreements, stock option plans or similar arrangements approved by the Board of Directors (including a majority of the Preferred Directors then in office), shares of or options, warrants or other rights to purchase stock of the Corporation net of any stock repurchases or expired or terminated options pursuant to the terms of any option plan, restricted stock purchase agreement or similar arrangement approved by the Board of Directors (including the approval of a majority of the Preferred Directors then in office);

(2)                                 stock of the Corporation (or options and warrants with respect thereto) issued or deemed issued to customers, vendors, strategic partners or similar third parties in transactions approved by the Board of Directors (including the approval of a majority of the Preferred Directors then in office);

(3)                                 shares of stock of the Corporation (or options and warrants with respect thereto) issued or issuable pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors (including the approval of a majority of the Preferred Directors then in office);

(4)                                 shares of stock of the Corporation (or options and warrants with respect thereto) issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Directors (including the approval of a majority of the Preferred Directors then in office);

(5)                                 shares of stock of the Corporation issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of this Amended and Restated Certificate of Incorporation;

(6)                                 shares of stock of the Corporation issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph 5(e), 5(f) or 5(g) hereof;

(7)                                 shares of Common Stock issued or issuable upon conversion of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock; and

(8)                                 up to 7,612,087 shares of Series D-1 Preferred Stock.

(ii)                                  No Adjustment of Conversion Price.  No adjustment in the Conversion Price of a particular Series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to paragraph 5(d)(v)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such Series of Preferred Stock.

(iii)                               Deemed Issue of Additional Shares of Common.  If the Corporation at any time or from time to time after the date of the filing of this Amended and Restated Certificate of Incorporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(1)                                 no further adjustment in the Conversion Price of any Series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)                                 if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this Section 5(d) or pursuant to Recapitalization provisions of such Options or Convertible Securities such as Sections 5(e), 5(f) and 5(g) hereof), the Conversion Price of each Series of Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(3)                                 no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of a Series of Preferred Stock to an amount above the

Conversion Price that would have resulted from any other issuances of Additional Shares of Common and any other adjustments provided for herein between the original adjustment date and such readjustment date;

(4)                                 upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each Series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(a)                                 in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(b)                                 in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(5)                                 if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefore, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this paragraph 5(d)(iii) as of the actual date of their issuance.

(iv)                              Adjustment of Conversion Price Upon Issuance of Additional Shares of Common.  If this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph 5(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of a Series of Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the affected Series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-thousandth cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued.  Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.00001, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.00001 or more in the aggregate.  For the purposes of determining “the number of shares of Common Stock outstanding” for this Subsection 5(d)(iv), shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.

(v)                                 Determination of Consideration.  For purposes of this subsection 5(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1)                                 Cash and Property.  Such consideration shall:

(a)                                 insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

(b)                                 insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(c)                                  in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board of Directors.

(2)                                 Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to paragraph 5(d)(iii) shall be determined by dividing

(x)                                       the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y)                                 the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)                                  Adjustments for Subdivisions or Combinations of Common Stock.  In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each Series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f)                                   Adjustments for Subdivisions or Combinations of Preferred Stock.  In the event the outstanding shares of Preferred Stock or a Series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Original Issue Price and Liquidation Preference of the affected Series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Preferred Stock or a Series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Original Issue Price and Liquidation Preference of the affected Series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g)                                  Adjustments for Reclassification, Exchange and Substitution.  Subject to Section 3 above, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such Series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h)                                 Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(i)                                     Waiver of Adjustment of Conversion Price.  Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any Series of Preferred Stock may be waived by the consent or vote of the holders of at least a majority of the outstanding shares of such Series either before or after the issuance causing the adjustment.

(j)                                    Notices of Record Date.  If this Corporation shall propose at any time:

(i)                                     to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)                                  to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii)                               to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a Liquidation Event;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock at least 5 days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this Section 5(j) may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Preferred Stock, voting together as a single class.

(k)                                 Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.                                      Voting.

(a)                            Restricted Class Voting.  Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b)                                 No Series Voting.  Other than as provided herein or required by law, there shall be no Series voting.  The Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall vote together as a single class and series, except as otherwise required by law or this Certificate of Incorporation.

(c)                                  Preferred Stock.  Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date.  The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote.  Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.  Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

(d)                                 Election of Directors.  The holders of Series A-1 Preferred Stock, voting separately as a single series, shall be entitled to elect one (1) member of the Corporation’s Board of Directors (“Series A-1 Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors.  The holders of Series A-2 Preferred Stock, voting separately as a single series, shall be entitled to elect one (1) member of the Corporation’s Board of Directors (“Series A-2 Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors.  The holders of Series D Preferred Stock, voting separately as a single series, shall be entitled to elect one (1) member of the Corporation’s Board of Directors (“Series D Director”, and together with the Series A-1 Director and the Series A-2 Director, the “Preferred Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors.  The holders of Common Stock, voting together as a single class, shall be entitled to elect two (2) members of the Corporation’s Board of Directors (the “Common Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors.  The holders of Common Stock and Preferred Stock, voting together as a single class, shall be entitled to elect any remaining members of the Corporation’s Board of Directors (the “Mutual Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors.  If a vacancy on the Board of Directors is to be filled by the Board of Directors, only directors elected by the same series, class or classes of stockholders as those who would be entitled to vote to fill such vacancy shall vote to fill such vacancy.

(e)                                  Common Stock.  Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

7.                                      Preferred Stock Protective Provisions.

(a)                                 The Corporation shall not, whether by reclassification, merger, amendment, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 65% of the outstanding shares of the Preferred Stock:

(i)                                     declare or pay any Distribution with respect to the Preferred Stock or Common Stock of the Corporation;

(ii)                                  amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation;

(iii)                               effect any adverse change to the rights, preferences or privileges of the Preferred Stock;

(iv)                              enter into any transaction or Series of related transactions deemed to be a Liquidation Event;

(v)                                 authorize any new class or Series of shares, or any other security, having rights, preferences or privileges senior to or on a parity with any Series of Preferred Stock;

(vi)                              increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of (i) Preferred Stock or any Series thereof or (ii) Common Stock;

(vii)                           increase or decrease the size of the Board of Directors;

(viii)                        repurchase any of the Common Stock, except (i) repurchases of Common Stock at the original issue price of such Common Stock upon termination of employment and pursuant to the terms of an employee stock option plan or other arrangement approved by a majority of the Board of Directors (including the approval of a majority of the Preferred Directors then in office) or (ii) repurchases of Common Stock or Preferred Stock upon exercise of contractual rights of first refusal over such shares;

(ix)                              amend this Section 7(a).

(b)                                 In addition to the vote required by Section 7(a) or any vote or approval required by the Company’s Bylaws, the Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock, voting together as a single series:

(i)                                     amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation (including pursuant to a merger) if such action would adversely alter the rights, preferences or privileges provided for the benefit of the Series D Preferred Stock in a manner different from that of any other Series of Preferred Stock; or

(ii)                                  amend this Section 7(b).

(c)                                  In addition to the vote required by Section 7(a), Section 7(b) or any vote or approval required by the Company’s Bylaws, the Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the outstanding shares of the Series D-1 Preferred Stock, voting together as a single series:

(i)                                     amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation (including pursuant to a merger) if such action would adversely alter the rights, preferences or privileges provided for the benefit of the Series D-1 Preferred Stock in a manner different from that of any other Series of Preferred Stock; or

(ii)                                  amend this Section 7( c).

(d)                                 Notwithstanding any provision of this Certificate of Incorporation to the contrary, in the event any provision of the Amended and Restated Certificate of Incorporation is amended, altered or repealed such that if all series of Preferred Stock are proportionately affected, such action shall not constitute an action that would adversely alter the rights, preferences or privileges of a particular series of Preferred Stock different from that of any other series of Preferred Stock.  For example, if any provision of the Amended and Restated Certificate of Incorporation is amended, altered or repealed such that the Liquidation Preference set forth in Section 1(f) is reduced proportionately for all series of Preferred Stock, such action shall not constitute an action that would adversely alter the rights, preferences or privileges provided for the benefit of either the Series D Preferred Stock or the Series D-1 Preferred Stock in a manner different from that of any other Series of Preferred Stock, as set forth in Sections 7(b) and 7(c).

8.                                      Reissuance of Preferred Stock.  If any shares of Preferred Stock shall be converted pursuant to Section 5 or otherwise repurchased, redeemed or exchanged by the Corporation, the shares so converted, redeemed, exchanged or repurchased shall be cancelled and shall not be issuable by this Corporation.

9.                                      Notices.  Any notice required by the provisions of this ARTICLE V to be given to the holders of Preferred Stock shall be in writing and shall be deemed given upon receipt or, if earlier, (a) four (4) calendar days after deposit with the appropriate official Government postal service, if delivered by first class mail, postage prepaid, for same-country delivery (ten (10) calendar days after such deposit for international delivery); (b) upon delivery, if delivered by hand; (c) one (1) business day after the Business Day of deposit with Federal Express or similar overnight courier, freight prepaid for overnight delivery (three (3) Business Days after deposit for two-day international delivery); (d) one (1) Business Day after the Business Day of facsimile transmission or electronic mail (with confirmation), (e) upon sending if delivered by e-mail, or (f) upon receipt of confirmation of delivery if delivered by facsimile transmission.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Unless otherwise set forth herein, the number of directors which constitute the Board of Directors of the Corporation shall be designated by resolution of the Board of Directors.

ARTICLE IX

Subject to the provisions set forth herein and in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE X

1.                                      To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

2.                                      The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

3.                                      Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Corporation’s Amended and Restated Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

4.                                      In the event that a member of the Board of Directors of the Company who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than directly in connection with such individual’s service as a member of the Board of Directors of the Company) and that may be an opportunity of interest for both the Company and such Fund (a “Corporate Opportunity”), then the Company (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Company and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Company or any of its affiliates; provided, however, that such director acts in good faith.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

YUME, INC.

Michael Mathieu certifies that:

1.                                      He is the Chief Executive Officer of YuMe, Inc., a Delaware Corporation (the “Corporation”).

2.                                      The text of Article FOUR of the Corporation’s Amended and Restated Certificate of Incorporation is to be amended in its entirety as follows:

3.                                      FOUR.  This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock.  The total number of shares of stock that the Corporation shall have authority to issue is 279,177,586, consisting of 165,992,756 shares of common stock, $0.001 par value per share (the “Common Stock”), and 113,184,830 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”) of which 27,967,009 shares shall be designated “Series A-1 Preferred Stock”, 22,473,726 shares shall be designated “Series A-2 Preferred Stock”, 16,134,433 shares shall be designated “Series B Preferred Stock”, 16,404,591 shares shall be designated “Series C Preferred Stock”, 24,876,609 shall be designated “Series D Preferred Stock”, and 5,328,462 shall be designated “Series D-1 Preferred Stock”.  The Series A-1 Preferred Stock and the Series A-2 Preferred Stock are referred together as the “Series A Preferred Stock”.

4.                                      The foregoing amendment was duly approved by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

5.                                      The stockholders of the Corporation approved said amendment by written consent in accordance with Section 228 and 242 of the Delaware General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Michael Mathieu, its duly authorized Chief Executive Officer this 27th day of May, 2011.

YUME, INC.,
a Delaware corporation

BY:	/s/ Michael Mathieu
Michael Mathieu
Chief Executive Officer

Signature Page to Amendment to Certificate of Incorporation

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

YUME, INC.

Michael Mathieu certifies that:

1.                                      He is the Chief Executive Officer of YuMe, Inc., a Delaware Corporation (the “Corporation”).

2.                                      The text of Article FOUR of the Corporation’s Amended and Restated Certificate of Incorporation is to be amended in its entirety as follows:

3.                                      FOUR.  This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock.  The total number of shares of stock that the Corporation shall have authority to issue is 281,377,586, consisting of 168,192,756 shares of common stock, $0.001 par value per share (the “Common Stock”), and 113,184,830 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”) of which 27,967,009 shares shall be designated “Series A-1 Preferred Stock”, 22,473,726 shares shall be designated “Series A-2 Preferred Stock”, 16,134,433 shares shall be designated “Series B Preferred Stock”, 16,404,591 shares shall be designated “Series C Preferred Stock”, 24,876,609 shall be designated “Series D Preferred Stock”, and 5,328,462 shall be designated “Series D-1 Preferred Stock”.  The Series A-1 Preferred Stock and the Series A-2 Preferred Stock are referred together as the “Series A Preferred Stock”.

4.                                      The foregoing amendment was duly approved by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

5.                                      The stockholders of the Corporation approved said amendment by written consent in accordance with Section 228 and 242 of the Delaware General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Michael Mathieu, its duly authorized Chief Executive Officer this 14th day of June, 2011.

YUME, INC.,
a Delaware corporation

BY:	/s/ Michael Mathieu
Michael Mathieu
Chief Executive Officer

Signature Page to Amendment to Certificate of Incorporation

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

YUME, INC.

(a Delaware corporation)

Jayant Kadambi certifies that:

1.              He is the Chief Executive Officer of YuMe, Inc., a Delaware Corporation (the “Corporation”).

2.              The text of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock.  The total number of shares of stock that the Corporation shall have authority to issue is 306,979,924, consisting of 181,894,516 shares of common stock, $0.001 par value per share (the “Common Stock”), and 125,085,408 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”) of which 26,165,827 shares shall be designated “Series A-1 Preferred Stock”, 22,473,726 shares shall be designated “Series A-2 Preferred Stock”, 16,134,433 shares shall be designated “Series B Preferred Stock”, 16,404,591 shares shall be designated “Series C Preferred Stock”, 24,876,609 shall be designated “Series D Preferred Stock”, and 19,030,222 shall be designated “Series D-1 Preferred Stock”.  The Series A-1 Preferred Stock and the Series A-2 Preferred Stock are referred together as the “Series A Preferred Stock.””

3.              The text of Article V, Section 1(a) of the Corporation’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:

““Conversion Price” shall mean $0.1050 per share for the Series A-1 Preferred Stock, $0.2013 per share for the Series A-2 Preferred Stock, $0.51081 per share for the Series B Preferred Stock, $0.28592 per share for the Series C Preferred Stock, $1.001938 per share for the Series D Preferred Stock, and $1.3137 per share for the Series D-1  Preferred Stock.  All per share figures set forth in this Section 1(a) shall be subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein.”

4.              The foregoing amendment was duly approved by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

5.              The stockholders of the Corporation approved said amendment by written consent in accordance with Section 228 and 242 of the Delaware General Corporation Law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jayant Kadambi, its duly authorized Chief Executive Officer this 20th day of October, 2011 and the foregoing facts stated herein are true and correct.

YUME, INC.

By:	/s/ Jayant Kadambi
Name:	Jayant Kadambi
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

YUME, INC.

(a Delaware corporation)

Jayant Kadambi certifies that:

1.              He is the Chief Executive Officer of YuMe, Inc., a Delaware corporation (the “Corporation”).

2.              The text of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock.  The total number of shares of stock that the Corporation shall have authority to issue is 313,069,586, consisting of 184,939,347 shares of common stock, $0.001 par value per share (the “Common Stock”), and 128,130,239 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”) of which 26,165,827 shares shall be designated “Series A-1 Preferred Stock”, 22,473,726 shares shall be designated “Series A-2 Preferred Stock”, 16,134,433 shares shall be designated “Series B Preferred Stock”, 16,404,591 shares shall be designated “Series C Preferred Stock”, 24,876,609 shall be designated “Series D Preferred Stock”, and 22,075,053 shall be designated “Series D-1 Preferred Stock”.  The Series A-1 Preferred Stock and the Series A-2 Preferred Stock are referred together as the “Series A Preferred Stock.””

3.              The last sentence of Article V, Section 1(e) of the Corporation’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:

“The holders of 60% of the outstanding Preferred Stock may waive the treatment of any transaction or Series of related transactions as a Liquidation Event.”

4.              The phrase “the holders of 65% of the shares of Preferred Stock then outstanding” appearing in the first sentence of Article V, Section 5(b) of the Corporation’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows: “the holders of 60% of the shares of Preferred Stock then outstanding.”

5.              The phrase “The Corporation shall not, whether by reclassification, merger, amendment, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 65% of the outstanding shares of the Preferred Stock” appearing in the first sentence of Article V, Section 7(a) of the Corporation’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows: “The Corporation shall not, whether by reclassification, merger, amendment, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 60% of the outstanding shares of the Preferred Stock.”

6.              The foregoing amendment was duly approved by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

7.              The stockholders of the Corporation approved said amendment by written consent in accordance with Section 228 and 242 of the Delaware General Corporation Law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jayant Kadambi, its duly authorized Chief Executive Officer this 12th day of March, 2012 and the foregoing facts stated herein are true and correct.

YUME, INC.

By:	/s/ Jayant Kadambi
Name:	Jayant Kadambi
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT FOR YUME, INC.]

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

YUME, INC.

(a Delaware corporation)

Jayant Kadambi certifies that:

1.              He is the Chief Executive Officer of YuMe, Inc., a Delaware corporation (the “Corporation”).

2.              The text of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock.  The total number of shares of stock that the Corporation shall have authority to issue is 319,069,586, consisting of 190,939,347 shares of common stock, $0.001 par value per share (the “Common Stock”), and 128,130,239 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”) of which 26,165,827 shares shall be designated “Series A-1 Preferred Stock”, 22,473,726 shares shall be designated “Series A-2 Preferred Stock”, 16,134,433 shares shall be designated “Series B Preferred Stock”, 16,404,591 shares shall be designated “Series C Preferred Stock”, 24,876,609 shall be designated “Series D Preferred Stock”, and 22,075,053 shall be designated “Series D-1 Preferred Stock”.  The Series A-1 Preferred Stock and the Series A-2 Preferred Stock are referred together as the “Series A Preferred Stock.””

3.              The foregoing amendment was duly approved by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

4.              The stockholders of the Corporation approved said amendment by written consent in accordance with Section 228 and 242 of the Delaware General Corporation Law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jayant Kadambi, its duly authorized Chief Executive Officer this 24th day of August, 2012 and the foregoing facts stated herein are true and correct.

YUME, INC.

By:	/s/Jayant Kadambi
Name:	Jayant Kadambi
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF YUME, INC.]

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

YUME, INC.

(a Delaware corporation)

Jayant Kadambi certifies that:

1.              He is the Chief Executive Officer of YuMe, Inc., a Delaware corporation (the “Corporation”).

2.              The text of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock.  The total number of shares of stock that the Corporation shall have authority to issue is 323,069,586, consisting of 192,939,347 shares of common stock, $0.001 par value per share (the “Common Stock”), and 130,130,239 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”) of which 26,165,827 shares shall be designated “Series A-1 Preferred Stock”, 22,473,726 shares shall be designated “Series A-2 Preferred Stock”, 16,134,433 shares shall be designated “Series B Preferred Stock”, 16,404,591 shares shall be designated “Series C Preferred Stock”, 24,876,609 shall be designated “Series D Preferred Stock”, and 24,075,053 shall be designated “Series D-1 Preferred Stock”.  The Series A-1 Preferred Stock and the Series A-2 Preferred Stock are referred together as the “Series A Preferred Stock.””

3.              The foregoing amendment was duly approved by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

4.              The stockholders of the Corporation approved said amendment by written consent in accordance with Section 228 and 242 of the Delaware General Corporation Law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jayant Kadambi, its duly authorized Chief Executive Officer this 28th day of December, 2012 and the foregoing facts stated herein are true and correct.

YUME, INC.

By:	/s/ Jayant Kadambi
Name:	Jayant Kadambi
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF YUME, INC.]

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

YUME, INC.

(a Delaware corporation)

Jayant Kadambi certifies that:

1.              He is the Chief Executive Officer of YuMe, Inc., a Delaware corporation (the “Corporation”).

2.              The text of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock.  The total number of shares of stock that the Corporation shall have authority to issue is 332,069,586, consisting of 201,939,347 shares of common stock, $0.001 par value per share (the “Common Stock”), and 130,130,239 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”) of which 26,165,827 shares shall be designated “Series A-1 Preferred Stock”, 22,473,726 shares shall be designated “Series A-2 Preferred Stock”, 16,134,433 shares shall be designated “Series B Preferred Stock”, 16,404,591 shares shall be designated “Series C Preferred Stock”, 24,876,609 shall be designated “Series D Preferred Stock”, and 24,075,053 shall be designated “Series D-1 Preferred Stock”.  The Series A-1 Preferred Stock and the Series A-2 Preferred Stock are referred together as the “Series A Preferred Stock.”“

3.              The foregoing amendment was duly approved by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

4.              The stockholders of the Corporation approved said amendment by written consent in accordance with Section 228 and 242 of the Delaware General Corporation Law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jayant Kadambi, its duly authorized Chief Executive Officer this 19th day of July, 2013 and the foregoing facts stated herein are true and correct.

YUME, INC.

By:	/s/ Jayant Kadambi
Name:	Jayant Kadambi
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF YUME, INC.]

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

YUME, INC.

(a Delaware corporation)

Jayant Kadambi certifies that:

5.              He is the Chief Executive Officer of YuMe, Inc., a Delaware corporation (the “Corporation”).

6.              The text of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to include the following additional paragraph:

“Effective upon the filing of this Certificate of Amendment, each outstanding share of the Common Stock of the Corporation will be combined, changed and reclassified into, without any further action by the Corporation or the stockholder thereof, one-sixth (1/6) of a share of Common Stock (“Reverse Split”).  No fractional shares shall be issued in connection with the foregoing combination; all shares of Common Stock so combined that are held by a stockholder will be aggregated subsequent to the foregoing combination and each fractional share resulting from such aggregation held by a stockholder shall be paid in cash the value of such fractional shares.”

7.              The foregoing amendment was duly approved by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

8.              The stockholders of the Corporation approved said amendment by written consent in accordance with Section 228 and 242 of the Delaware General Corporation Law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jayant Kadambi, its duly authorized Chief Executive Officer this 24th day of July, 2013 and the foregoing facts stated herein are true and correct.

YUME, INC.

By:	/s/ Jayant Kadambi
Name:	Jayant Kadambi
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF YUME, INC.]